UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Exhibits
SIGNATURES
Forebearance Agreement, dated March 28, 2006

Item 1.01 Entry into a Material Definitive Agreement.
On March 28, 2006, TRM Inventory Funding Trust (the “Borrower”) and TRM ATM Corporation, in its individual capacity and as servicer (the “Servicer”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with Autobahn Funding Company LLC (the “Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main (the “Administrative Agent/Liquidity Agent”) and U.S. Bank National Association (the “Collateral Agent”). Under the Forbearance Agreement, the Administrative/Liquidity Agent and the Lender have agreed to forbear, through and until June 15, 2006, from seeking to exercise their remedies or rights resulting from a claimed event of default under the Loan and Servicing Agreement, dated as of March 17, 2000, as amended, among the Borrower, the Servicer, the Lender, the Administrative/Liquidity Agent and the Collateral Agent (the “Loan and Servicing Agreement”), resulting from defaults under the Credit Agreement, dated as of November 19, 2004, as amended, by and between TRM Corporation, TRM (ATM) Limited, certain guarantors party thereto, certain lenders party thereto and Bank of America, N.A. (the “Credit Agreement”). A copy of the Forbearance Agreement is filed herewith as Exhibit 10.1 to this Form 8-K. For information concerning the defaults under the Credit Agreement and the agreement by the lenders thereunder to forbear through June 15, 2006 from seeking to exercise their rights and remedies thereunder, see the Company’s Current Report on Form 8-K filed March 20, 2006.
Item 9.01 Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement, dated March 28, 2006, by and among TRM Inventory Funding Trust, TRM ATM Corporation, Autobahn Funding Company LLC, DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main and U.S. Bank National Association.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel O’Brien
		Name:	Daniel E. O’Brien
Date: March 29, 2006		Title:	Chief Financial Officer